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                    NEW ENGLAND POWER COMPANY
                       Statement of Income
                   For the Twelve Months Ended
                        September 30, 1997
                           (Unaudited)
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                                           (In Thousands)
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Operating revenue, principally from affiliates       $1,671,299
                                                                           ----------
Operating expenses:
    Fuel for generation                                 376,172
    Purchased electric energy                           538,429
    Other operation                                     235,020
    Maintenance                                          83,386
    Depreciation and amortization                        95,003
    Taxes, other than income taxes                       67,880
    Income taxes                                         85,120
                                                                           ----------
                                                                 Total operating expenses            1,481,010
                                                                           ----------
                                                                 Operating income                      190,289

Other income:
    Allowance for equity funds used during construction
    Equity in income of nuclear power companies           4,898
    Other income (expense), net                          (4,883)
                                                                           ----------
                                                                 Operating and other income            190,304
                                                                           ----------

Interest:
    Interest on long-term debt                           42,855
    Other interest                                        7,032
    Allowance for borrowed funds used during construction            (1,245)
                                                                           ----------
                                                                 Total interest                         48,642
                                                                           ----------

                                                                 Net income                         $  141,662
                                                                           ==========



                 Statements of Retained Earnings


Retained earnings at beginning of period             $  396,358
Net income                                              141,662
Dividends declared on cumulative preferred stock         (2,075)
Dividends declared on common stock                     (127,386)
Premium on redemption of preferred stock
                                                                           ----------
Retained earnings at end of period                   $  408,559
                                                                           ==========

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